EXHIBIT 99.1
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

   FOR FURTHER INFORMATION:
   AT THE COMPANY:                    AT THE FINANCIAL RELATIONS BOARD:
     Dennis Letham                      Lynne Franklin               Lisa Ferguson                 Laura Kuhlmann
     Chief Financial Officer            General Inquiries            Analyst Inquiries             Media Inquiries
     (847) 715-2601                     (312) 640-6695               (312) 640-6788                (312) 266-2239

   FOR IMMEDIATE RELEASE
   THURSDAY, MARCH 15, 2001


                            ANIXTER INTERNATIONAL
                           -----------------------
                         ADDS TO SHARE AUTHORIZATION
                         ---------------------------
                      UNDER ONGOING REPURCHASE PROGRAM
                      --------------------------------

   SKOKIE, IL., MARCH 15, 2001 - Anixter International Inc. (NYSE:AXE) today announced that its ongoing program to repurchase its common stock has been increased to permit the purchase of an additional 1 million shares. This announcement follows a similar announcement on February 23, 2001 for 1 million shares which has now been completed.

   Anixter currently has approximately 36.2 million shares outstanding.

   Founded in 1957, Anixter International is the world's leading distributor of products that connect businesses to today's digital networks, with 5,900 employees serving customers from 175 cities in 41 countries.

    Additional information about Anixter is available on the Internet at
                     www.anixter.com and www.frbinc.com